Exhibit 10.2

AMENDMENT NUMBER ONE

TO

UNSECURED PROMISSORY NOTE

December 27, 2024

FOR VALUE RECEIVED, Augusta Gold Corp., a Nevada corporation (the “Company”) and Donald R. Taylor (the “Lender”), hereby enter into this Amendment Number One (the “Amendment”) to that certain Unsecured Promissory Note of the Company dated February 26, 2024 (the “Note”).

Pursuant to Section 8 of the Note, the parties hereby agree to amend the Note as follows:

1.	The definition of “Maturity Date” in Section 1 of the Note is hereby amended and restated in its entirety as follows:

The “Maturity Date” shall be the earlier of (i) June 30, 2025, and (ii) the date that is one Business Day following the date on which the Company closes its next financing transaction or the last in a series of financing transactions where the cumulative, aggregate net proceeds of such financing or series of financings are sufficient to pay the Company’s other indebtedness and the obligations under this Note.

2.	All notices under this Amendment shall be given pursuant to the provisions of Section 9 of the Note.

3.	This Amendment shall be interpreted in accordance with Section 12 of the Note.

4.	This Amendment shall be governed by and construed under the laws of the State of Delaware. FURTHER, BOTH THE COMPANY AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AMENDMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.

AUGUSTA GOLD CORP.

By:	(signed) Tom Ladner
Name:	Tom Ladner
Title:	VP Legal

ACKNOWLEDGED AND AGREED, by the Lender as of the date set forth above.

DONALD R. TAYLOR

(signed) Donald R. Taylor